UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 22, 2018

Date of Report (Date of earliest event reported)

UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-25976	23-2802415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

30 S. 15th Street, Suite 1200, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

(215) 351-4600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR Sec.240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(b) The Audit Committee (the “Committee”) of the Board of Directors of United Bancshares, Inc. (the “Company”) recently conducted a comprehensive selection process to determine the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2016, 2017 and 2018. The Committee invited several independent registered public accounting firms to participate in this process, including S. R. Snodgrass, P.C. (“Snodgrass”).  As a result of this process, on March 22, 2018, the Committee approved the appointment of Snodgrass as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2016, 2017 and 2018.

As previously disclosed in the Company’s Current Report on Form 8-K filed on September 18, 2017, the Company was notified on September 12, 2017 by its former independent registered public accounting firm, RSM US, LLP (“RSM”), that it declined to stand for reelection as the Company’s independent registered public accounting firm. The report of RSM on the Company’s consolidated financial statements as of December 31, 2015 and 2014 and for the years then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  There were no disagreements or reportable events required to be disclosed pursuant to Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years and in the subsequent interim period through September 12, 2017, the Company has not consulted with Snodgrass with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANCSHARES, INC.

Dated: March 22, 2018

	By:	/s/ Evelyn F. Smalls
	Name:	Evelyn F. Smalls
	Title:	President and Chief Executive Officer